                                                                   EXHIBIT 23.03

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of this registration statement.

                                          BARBIER FRINAULT & ASSOCIES

                                          ARTHUR ANDERSEN

Neuilly-sur-Seine, France

September 8, 1998